UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event
reported): January 15, 2009

(Exact Name of Registrant as Specified in Charter)

Delaware	333-46494	36-4170318
(State or Other	(Commission	(I.R.S. Employer
Jurisdiction of	File Number)	Identification No.)
Incorporation)

19732 MacArthur Boulevard
Suite 100
Irvine, California		92612
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code:  (949) 260-1500

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

On January 15, 2009 (but effective as of January 1, 2009), Primal Solutions, Inc. (the “Company”) and its wholly owned subsidiary, Wireless Billing Systems (together with the Company, the “Sellers”), entered into an Asset Purchase Agreement with Billwise, Inc., a California corporation (the “Purchaser”), pursuant to which the Purchaser will acquire from Sellers substantially all of Sellers’ assets on the terms and conditions described below.

The Asset Purchase Agreement and certain related agreements are filed as exhibits to this Current Report on Form 8-K.  The following description of such agreements is qualified in its entirety by reference to the full text of those agreements.

Pursuant to the Asset Purchase Agreement, the Sellers will transfer and assign to the Purchaser all of the following assets:

--  All right, title and interest in the Sellers’ currently effective customer agreements, other than the Transition Agreement dated November 20, 2008 with Time Warner Cable Inc. and the Master Software License Agreement underlying such Transition Agreement (the “Assumed Contracts”), subject to the consent of such customers;

--  All hardware, third-party software licenses, documentation, third-party trademark licenses, fixtures, furniture, equipment and other assets necessary to satisfy Sellers’ obligations under the Assumed Contracts;

--  The source code, object code, schematics, design tools and all associated documentation for all of the Sellers’ past or present software products and all intellectual property relating to those software products;

--  Cash in the amount of $97,374.52 representing prepaid but undelivered maintenance obligations under certain Assumed Contracts; and

--  All future receivables and rights to payment arising with respect to customer services related to any of the acquired assets.

Pursuant to a License Agreement, effective as of January 1, 2009, by and among Sellers and Purchaser, Purchaser will license back to Seller such software and trademarks as are necessary for Seller to continue to service its continuing customers.  The License Agreement is attached as an exhibit to this Current Report on Form 8-K.

In exchange for such transfer and assignment, the Asset Purchase Agreement provides that the Purchaser will pay royalties equal to 4% of net license sales for three years following the closing of the transactions contemplated by the Asset Purchase Agreement.

The Asset Purchase Agreement provides that the assets will be transferred to the Purchaser free and clear of all liens, except certain specified liens.  SSF (as defined below) is the Company's principal creditor, holding $1.3 million in aggregate principal amount under the Amended and Restated 10% Senior Convertible Note, dated March 31, 2006, as amended and restated on March 31, 2008 (the "Note"), issued to Special Situations Private Equity Fund, L.P., Special Situations Technology Fund, L.P., Special Situations Technology Fund II, L.P., Special Situations Fund III, L.P., and Special Situations Fund III QP, L.P. (collectively, "SSF"), related Pledge and Security Agreement, dated as of March 31, 2006, in favor of SSF, and other related agreements with SSF.  In connection with the Asset Purchase Agreement, SSF has agreed in a consent letter to release its liens on the transferred assets in exchange for the Company paying an aggregate amount of no less than $518,913 to SSF on or prior to February 28, 2009, representing a partial repayment of principal and interest on the Note, and an assignment to SSF of all the Sellers'
rights and interest in the royalties under the Asset Purchase Agreement.  The consent letter dated January 15, 2009 and Assignment of Royalties and Rights, dated as of January 15, 2009, by Sellers in favor of SSF are attached as exhibits to this Current Report on Form 8-K.

The Company expects to retain few employees following the closing of the transactions contemplated by the Asset Purchase Agreement.  The Purchaser has agreed to provide certain management services to Sellers, including such personnel and services as necessary to satisfy the Company’s obligations under the Transition Agreement with Time Warner Cable, Inc. and for the day-to-day operation of Sellers and conduct of their respective wind-down activities through and including March 31, 2009.  In consideration therefore, Sellers will pay to Purchaser a management fee in the aggregate amount of $277,790.  In connection with rendering the management services, Purchaser will be entitled to use the Company’s office space, facilities and equipment without charge.

The Purchaser was founded and is currently owned by Joseph Simrell and Bob Richardson.  Prior to the closing of the transactions contemplated by the Asset Purchase Agreement and related documents (the “Transactions”), Mr. Simrell was Chief Executive Officer, President, Chief Financial Officer and a director of the Company, and Mr. Richardson was Chief Operating Officer of the Company.  The Transactions were recommended to the Board of Directors of the Company by a special committee of independent directors and were unanimously approved by the independent members of the Board of Directors as well as by Company stockholders holding a majority of the Company’s outstanding common stock.  In determining the consideration paid by the Company for the assets, the special committee and the Board of Directors considered the lack of a current market for the Company’s assets, previous unsuccessful attempts at selling the business, obligations to the Company’s principal creditor, an evaluation report by an independent financial expert and other considerations.

Item 2.01 Completion of Acquisition or Disposition of Assets

The closing of the transactions contemplated by the Asset Purchase Agreement and related documents occurred on January 15, 2009 (the “Closing Date”).  The information included under Item 1.01 above is hereby incorporated by reference into this Item 2.01.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

As contemplated by the Asset Purchase Agreement and effective as of the Closing Date, Joseph Simrell (Chief Executive Officer, President, Chief Financial Officer and a director) and Bob Richardson (Chief Operating Officer) resigned their positions with the Company.

All of the Company’s obligations to Messrs. Simrell and Richardson terminated effective as of the Closing, subject to payment by the Company of all accrued and unpaid compensation and the Company remaining responsible for existing contractual and statutory indemnification obligations.

Item 7.01 Regulation FD Disclosure

The Company has mailed to its stockholders a notice dated January 20, 2009, announcing that the holders of a majority of the Company’s outstanding common stock have approved the Asset Purchase Agreement and related documents and the transactions contemplated thereby.  A copy of such notice is furnished an exhibit to this Current Report on Form 8-K.

Item 9.01. Financial Statements and Exhibits

(d)	Exhibits
Exhibit No.		Description of Exhibit
10.1	*	Asset Purchase Agreement, effective as of January 1, 2009, by and among Primal Solutions, Inc., Wireless Billing Systems and BillWise, Inc.
10.2	*
Assignment of Royalties and Rights, dated as of January 15, 2009, by Primal Solutions, Inc. and Wireless Billing Systems in favor of Special Situations Fund III QP, L.P., Special Situations Fund III, L.P., Special Situations Private Equity Fund, L.P., Special Situations Technology Fund, L.P. and Special Situations Technology Fund II, L.P. (collectively, “SSF”).

10.3	*	License Agreement, effective as of January 1, 2009, by and among Primal Solutions, Inc., Wireless Billing Systems and BillWise, Inc.
10.4	*	SSF Consent Letter dated January 15, 2009.
99.1	*	Notice to Stockholders, dated January 20, 2009

* Filed herewith

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Primal Solutions, Inc.
(Registrant)

Date: January 20, 2009	By:	/s/ John E. Rehfeld
		Name:	John E. Rehfeld
		Title:	Authorized Signatory